Exhibit 99

VF Corporation Reports Third Quarter Fiscal 2024 Results and Announces Strategic Portfolio Review

DENVER--(BUSINESS WIRE)--February 6, 2024--VF Corporation (NYSE: VFC) today reported financial results for its third quarter (Q3'FY24) ended December 30, 2023, announcing a quarterly per share dividend of $0.09 and reiterating FY24 free cash flow guidance.

Bracken Darrell, President and CEO, said: "Our third quarter top-line performance was disappointing. However, we are confident the actions we are implementing as part of Reinvent will enable VF to stabilize and then grow revenue and improve operational performance across brands and regions. We have already begun to see the impact of our efforts to right-size the company’s cost structure and improve its inventory position, resulting in stronger than expected cash flow and expanded gross margin in the quarter. This quarter marked the beginning of the next phase of our transformation plan: resetting the marketplace for Vans, reviewing our brand portfolio and continuing to build the organization of the future. As we approach the end of this fiscal year, my confidence in VF’s future is rising."

Q3'FY24 Financial and Operating Highlights

  Revenue down 16% (down 17% in constant dollars) to $3.0 billion
    The quarter was negatively impacted by a shift in timing of wholesale deliveries, which was most pronounced for The North Face® and the EMEA region
  Loss per share $(0.11) versus Q3'FY23 earnings per share $1.31; adjusted earnings per share $0.57 versus Q3'FY23 adjusted earnings per share $1.12
  The North Face® down 10% (down 11% in constant dollars); in the first nine months of FY'24 revenue is up 4% (up 3% in constant dollars)
    APAC region up 26% (up 28% in constant dollars), including Greater China up 31% (up 32% in constant dollars)
  Vans® down 28% (down 29% in constant dollars), inclusive of deliberate actions taken to right-size inventories in the Wholesale channel
  Americas region down 24% (down 25% in constant dollars)
  International business down 5% (down 8% in constant dollars)
    APAC region up 2% (up 3% in constant dollars), including Greater China up 5% (up 7% in constant dollars)
    EMEA region revenue down 7% (down 12% in constant dollars)
  Inventories at the end of Q3'FY24 down 17% relative to last year
  Net debt at the end of Q3'FY24 reduced by approximately $640 million relative to last year

Reinvent

During the quarter, the company continued to execute the Reinvent transformation program, which aims to enhance focus on brand-building and to improve operating performance. The initial four priorities of Reinvent are to improve North America results, deliver the Vans turnaround, reduce costs and strengthen the balance sheet. The company will continue to pursue opportunities to simplify and streamline its processes and invest in the business to drive brand heat and accelerate a return to growth.

Strategic Portfolio Review

Consistent with the goals of Reinvent, VF has initiated an in-depth strategic review of the brand assets within the portfolio, in alignment with the Board of Directors, to ensure the company owns the brands that it believes create the greatest long-term value.

FY24 Outlook

The company reaffirmed its free cash flow guidance for FY24 of approximately $600 million.

Summary Revenue Information (Unaudited)
	Three Months Ended December				Nine Months Ended December
(Dollars in millions)	2023	2022	% Change	% Change (constant currency)	2023	2022	% Change	% Change (constant currency)
Brand:
Vans®	$668.2	$926.9	(28)%	(29)%	$2,154.5	$2,825.9	(24)%	(25)%
The North Face®	1,192.1	1,321.2	(10)%	(11)%	2,859.0	2,753.2	4%	3%
Timberland®	473.0	595.5	(21)%	(22)%	1,215.5	1,389.1	(13)%	(14)%
Dickies®	147.9	177.0	(16)%	(17)%	456.0	533.7	(15)%	(15)%
Other Brands	479.1	510.1	(6)%	(7)%	1,395.9	1,371.0	2%	1%
VF Revenue	$2,960.3	$3,530.7	(16)%	(17)%	$8,080.9	$8,872.9	(9)%	(10)%

Region:
Americas	$1,586.4	$2,093.9	(24)%	(25)%	$4,338.7	$5,233.1	(17)%	(17)%
EMEA	912.3	983.3	(7)%	(12)%	2,558.7	2,510.4	2%	(3)%
APAC	461.6	453.4	2%	3%	1,183.5	1,129.3	5%	8%
VF Revenue	$2,960.3	$3,530.7	(16)%	(17)%	$8,080.9	$8,872.9	(9)%	(10)%
International	$1,546.2	$1,629.3	(5)%	(8)%	$4,229.6	$4,132.7	2%	0%

Channel:
DTC	$1,786.2	$1,937.4	(8)%	(9)%	$3,871.4	$4,082.6	(5)%	(6)%
Wholesale (a)	1,174.1	1,593.3	(26)%	(28)%	4,209.5	4,790.3	(12)%	(14)%
VF Revenue	$2,960.3	$3,530.7	(16)%	(17)%	$8,080.9	$8,872.9	(9)%	(10)%

All references to the periods ended December 2023 relate to the 13-week and 39-week fiscal periods ended December 30, 2023 and all references to the periods ended December 2022 relate to the 13-week and 39-week fiscal periods ended December 31, 2022.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.

Q3'FY24 Income Statement Review

  Revenue $3.0 billion, down 16% (down 17% in constant dollars)
  Gross margin 55.1%, up 20 basis points; adjusted gross margin 55.3%, up 40 basis points
    Adjusted gross margin tailwinds of approximately 175 basis points from favorable mix, partially offset by headwinds of approximately 135 basis points of unfavorable rate impact, largely driven by transactional foreign exchange rates
  Operating margin (1.1)%, down 1,570 basis points; adjusted operating margin 9.3%, down 560 basis points
    Adjusted operating margin contraction driven by 610 basis points of deleverage, partially offset by 40 basis points of favorable constant currency gross margin impact and 10 basis points of translational foreign currency exchange rate benefits
  Loss per share $(0.11) versus Q3'FY23 earnings per share $1.31; adjusted earnings per share $0.57 versus Q3'FY23 adjusted earnings per share $1.12

Balance Sheet Highlights

  Inventories decreased by $333 million during Q3’FY24, down 17% relative to last year
  Net debt at the end of Q3'FY24 reduced by approximately $640 million relative to last year

Shareholder Returns

  Return of $35 million to shareholders through cash dividends in Q3'FY24
  VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on March 20, 2024, to shareholders of record at the close of business on March 11, 2024. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends.

Webcast Information

VF will host its third quarter fiscal 2024 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Financial Presentation Disclosure

All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges, Tax and Legal Items, and Transaction and Deal Related Activities.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Adjusted Amounts - Excluding Reinvent, Noncash Impairment Charges, Tax and Legal Items, and Transaction and Deal Related Activities

The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs related to Reinvent were approximately $51 million in the third quarter and first nine months of fiscal 2024.

The adjusted amounts in this release exclude noncash goodwill impairment charges related to the Timberland® and Dickies® reporting units of approximately $257 million in the third quarter and first nine months of fiscal 2024.

The adjusted amounts in this release exclude the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The adjusted amounts also exclude the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $696 million, excluding the reversal of accrued interest income, in the first nine months of fiscal 2024, as a result of these two rulings.

The adjusted amounts in this release exclude legal settlement gains of approximately $29 million recorded in the third quarter and first nine months of fiscal 2024.

The adjusted amounts in this release exclude transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities include costs of approximately $1 million in the third quarter of fiscal 2024 and $2 million in the first nine months of fiscal 2024.

Combined, the above items negatively impacted earnings per share by $0.68 during the third quarter of fiscal 2024 and $2.48 during the first nine months of fiscal 2024. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to find and amplify consumer tailwinds, build brands on multiple growth horizons and leverage platforms for speed to scale and efficiency; retail industry changes and challenges; VF’s ability to execute its transformation and other business strategies, such as the Reinvent transformation program, including cost reduction and productivity initiatives and the update and maintenance of an agile and efficient operating model and organizational structure; any inability of VF or third parties on which we rely, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which we rely, are frequent targets of cyber-attacks of varying levels of severity, and may be vulnerable to such attacks, and any inability or failure by us or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which we rely, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which we rely to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the impairment charges related to the Timberland® and Dickies® reporting unit goodwill and Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended December		Nine Months Ended December
	2023	2022	2023	2022
Net revenues	$2,960,283	$3,530,667	$8,080,858	$8,872,862
Costs and operating expenses
Cost of goods sold	1,327,871	1,593,048	3,792,168	4,134,207
Selling, general and administrative expenses	1,407,548	1,421,586	3,709,891	3,828,157
Impairment of goodwill and intangible assets	257,096	—	257,096	421,922
Total costs and operating expenses	2,992,515	3,014,634	7,759,155	8,384,286
Operating income (loss)	(32,232)	516,033	321,703	488,576
Interest expense, net	(63,338)	(50,230)	(168,701)	(115,395)
Other income (expense), net	30,029	(9,901)	22,952	(113,895)
Income (loss) before income taxes	(65,541)	455,902	175,954	259,286
Income tax expense (benefit)	(23,089)	(51,966)	726,528	(74,190)
Net income (loss)	$(42,452)	$507,868	$(550,574)	$333,476
Earnings (loss) per common share (a)
Basic	$(0.11)	$1.31	$(1.42)	$0.86
Diluted	$(0.11)	$1.31	$(1.42)	$0.86
Weighted average shares outstanding
Basic	388,383	387,739	388,294	387,663
Diluted	388,383	388,192	388,294	388,357
Cash dividends per common share	$0.09	$0.51	$0.69	$1.51

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended December 2023 relate to the 13-week and 39-week fiscal periods ended December 30, 2023 and all references to periods ended December 2022 relate to the 13-week and 39-week fiscal periods ended December 31, 2022. References to March 2023 relate to information as of April 1, 2023.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	December	March	December
	2023	2023	2022
ASSETS
Current assets
Cash and equivalents	$988,006	$814,887	$571,347
Accounts receivable, net	1,314,139	1,610,295	1,564,957
Inventories	2,148,219	2,292,790	2,591,915
Other current assets	485,562	434,737	515,763
Total current assets	4,935,926	5,152,709	5,243,982
Property, plant and equipment, net	913,384	942,440	932,663
Goodwill and intangible assets, net	4,360,383	4,621,234	4,932,913
Operating lease right-of-use assets	1,314,306	1,372,182	1,293,041
Other assets	1,092,475	1,901,923	1,910,698
Total assets	$12,616,474	$13,990,488	$14,313,297
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$452,286	$11,491	$901,668
Current portion of long-term debt	1,000,596	924,305	910,616
Accounts payable	974,844	936,319	906,340
Accrued liabilities	1,569,557	1,673,651	1,827,610
Total current liabilities	3,997,283	3,545,766	4,546,234
Long-term debt	4,755,252	5,711,014	4,617,441
Operating lease liabilities	1,133,749	1,171,941	1,068,744
Other liabilities	620,997	651,054	761,246
Total liabilities	10,507,281	11,079,775	10,993,665
Stockholders' equity	2,109,193	2,910,713	3,319,632
Total liabilities and stockholders' equity	$12,616,474	$13,990,488	$14,313,297

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended December
	2023	2022
Operating activities
Net income (loss)	$(550,574)	$333,476
Impairment of goodwill and intangible assets	257,096	421,922
Depreciation and amortization	231,493	192,174
Reduction in the carrying amount of right-of-use assets	283,002	280,845
Write-off of income tax receivables and interest	921,409	—
Other adjustments, including changes in operating assets and liabilities	(36,679)	(2,061,889)
Cash provided (used) by operating activities	1,105,747	(833,472)
Investing activities
Capital expenditures	(119,662)	(130,214)
Software purchases	(52,855)	(75,460)
Other, net	(19,477)	(1,159)
Cash used by investing activities	(191,994)	(206,833)
Financing activities
Contingent consideration payment	—	(56,976)
Net increase (decrease) from short-term borrowings and long-term debt	(465,008)	1,064,601
Cash dividends paid	(268,155)	(586,335)
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	(2,603)	(2,571)
Cash provided (used) by financing activities	(735,766)	418,719
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(4,984)	(82,512)
Net change in cash, cash equivalents and restricted cash	173,003	(704,098)
Cash, cash equivalents and restricted cash – beginning of year	816,319	1,277,082
Cash, cash equivalents and restricted cash – end of period	$989,322	$572,984

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended December		% Change	% Change Constant Currency (a)
	2023	2022
Segment revenues
Outdoor	$1,738,579	$2,003,045	(13)%	(15)%
Active	999,396	1,258,682	(21)%	(22)%
Work	222,308	268,940	(17)%	(18)%
Total segment revenues	$2,960,283	$3,530,667	(16)%	(17)%
Segment profit (loss)
Outdoor	$304,741	$457,027
Active (b)	94,020	146,885
Work	(1,864)	18,487
Other (c)	—	(134)
Total segment profit	396,897	622,265
Impairment of goodwill	(257,096)	—
Corporate and other expenses	(142,004)	(116,133)
Interest expense, net	(63,338)	(50,230)
Income (loss) before income taxes	$(65,541)	$455,902

(a) Refer to constant currency definition on the following pages.
(b) Includes legal settlement gains of $29.1 million in the three months ended December 2023.
(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Nine Months Ended December		% Change	% Change Constant Currency (a)
	2023	2022
Segment revenues
Outdoor	$4,281,955	$4,326,997	(1)%	(2)%
Active	3,147,692	3,772,737	(17)%	(18)%
Work	651,211	772,980	(16)%	(16)%
Other (b)	—	148	*	*
Total segment revenues	$8,080,858	$8,872,862	(9)%	(10)%
Segment profit (loss)
Outdoor	$557,830	$670,615
Active (c)	351,772	541,171
Work	13,482	92,989
Other (b)	—	(516)
Total segment profit	923,084	1,304,259
Impairment of goodwill and intangible assets	(257,096)	(421,922)
Corporate and other expenses	(321,333)	(507,656)
Interest expense, net	(168,701)	(115,395)
Income before income taxes	$175,954	$259,286

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
(c) Includes legal settlement gains of $29.1 million in the nine months ended December 2023.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended December 2023
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,738,579	$(28,554)	$1,710,025
Active	999,396	(15,054)	984,342
Work	222,308	(1,072)	221,236
Total segment revenues	$2,960,283	$(44,680)	$2,915,603
Segment profit (loss)
Outdoor	$304,741	$(6,737)	$298,004
Active	94,020	(1,554)	92,466
Work	(1,864)	(215)	(2,079)
Total segment profit	396,897	(8,506)	388,391
Impairment of goodwill	(257,096)	—	(257,096)
Corporate and other expenses	(142,004)	156	(141,848)
Interest expense, net	(63,338)	—	(63,338)
Loss before income taxes	$(65,541)	$(8,350)	$(73,891)
Diluted earnings (loss) per share growth	(108)%	(2)%	(110)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Nine Months Ended December 2023
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$4,281,955	$(61,966)	$4,219,989
Active	3,147,692	(42,316)	3,105,376
Work	651,211	(1,376)	649,835
Total segment revenues	$8,080,858	$(105,658)	$7,975,200
Segment profit
Outdoor	$557,830	$(12,982)	$544,848
Active	351,772	(7,627)	344,145
Work	13,482	(773)	12,709
Total segment profit	923,084	(21,382)	901,702
Impairment of goodwill	(257,096)	—	(257,096)
Corporate and other expenses	(321,333)	(74)	(321,407)
Interest expense, net	(168,701)	—	(168,701)
Income before income taxes	$175,954	$(21,456)	$154,498
Diluted earnings (loss) per share growth	(265)%	(6)%	(271)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2023

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2023	As Reported under GAAP	Reinvent (a)	Impairment Charges (b)	Tax & Legal Items (c)	Transaction and Deal Related Activities (d)	Adjusted
Revenues	$2,960,283	$—	$—	$—	$—	$2,960,283

Gross profit	1,632,412	4,244	—	—	—	1,636,656
Percent	55.1%					55.3%

Operating income (loss)	(32,232)	50,869	257,096	—	1,003	276,736
Percent	(1.1)%					9.3%

Diluted earnings (loss) per share (e)	(0.11)	0.10	0.64	(0.06)	—	0.57

Nine Months Ended December 2023	As Reported under GAAP	Reinvent (a)	Impairment Charges (b)	Tax & Legal Items (c)	Transaction and Deal Related Activities (d)	Adjusted
Revenues	$8,080,858	$—	$—	$—	$—	$8,080,858

Gross profit	4,288,690	4,244	—	—	—	4,292,934
Percent	53.1%					53.1%

Operating income	321,703	50,869	257,096	—	2,449	632,117
Percent	4.0%					7.8%

Diluted earnings (loss) per share (e)	(1.42)	0.10	0.64	1.73	—	1.06

(a) Costs related to Reinvent, VF's transformation program, were $50.9 million in the three and nine months ended December 2023, related primarily to severance and employee-related benefits and certain non-cash asset write-downs. Reinvent resulted in a net tax benefit of $13.0 million in the three and nine months ended December 2023.

(b) VF recognized noncash goodwill impairment charges related to the Timberland and Dickies reporting units of $195.3 million and $61.8 million, respectively, during the three and nine months ended December 2023. The impairment charges resulted in a net tax benefit of $8.1 million in the three and nine months ended December 2023.

(c) Tax items include the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The net impact to tax expense was an increase of approximately $670.3 million in the nine months ended December 2023, excluding the reversal of accrued interest income, as a result of this decision. Tax items also include the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $26.1 million in the nine months ended December 2023, as a result of this ruling.

Legal items include legal settlement gains of $29.1 million recorded in the three and nine months ended December 2023 within the Other income (expense), net line item. The legal items resulted in a net tax expense of $7.5 million in the three and nine months ended December 2023.

(d) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $1.0 million and $2.4 million for the three and nine months ended December 2023, respectively. The transaction and deal related activities resulted in a net tax benefit of $0.2 million and $0.6 million in the three and nine months ended December 2023, respectively.

(e) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted earnings per share was calculated using 388,383,000 and 388,294,000 weighted average common shares for the three and nine months ended December 2023, respectively. The adjusted diluted earnings per share impacts were calculated using 389,375,000 and 389,246,000 weighted average common shares for the three and nine months ended December 2023, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges, certain tax and legal items and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2022

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2022	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Impairment and Pension Settlement Charge (c)	Tax Item (d)	Adjusted
Revenues	$3,530,667	$—	$—	$—	$—	$3,530,667

Gross profit	1,937,619	—	1,582	—	—	1,939,201
Percent	54.9%					54.9%

Operating income	516,033	—	10,609	—	—	526,642
Percent	14.6%					14.9%

Diluted earnings per share (e)	1.31	—	0.02	0.03	(0.24)	1.12

Nine Months Ended December 2022	As Reported under GAAP	Transaction and Deal Related Activities(a)	Specified Strategic Business Decisions (b)	Impairment and Pension Settlement Charge (c)	Tax Item (d)	Adjusted
Revenues	$8,872,862	$—	$—	$—	$—	$8,872,862

Gross profit	4,738,655	—	9,946	—	—	4,748,601
Percent	53.4%					53.5%

Operating income	488,576	331	72,031	421,922	—	982,860
Percent	5.5%					11.1%

Diluted earnings per share (e)	0.86	—	0.15	1.17	(0.24)	1.93

(a) Transaction and deal related activities reflect activities associated with the acquisition of Supreme Holdings, Inc. and include integration costs of $0.3 million for the nine months ended December 2022. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the nine months ended December 2022.

(b) Specified strategic business decisions include costs related to VF's business model transformation of $8.3 million and $59.5 million during the three and nine months ended December 2022, respectively, related primarily to Corporate actions and resulting restructuring costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $2.3 million and $12.5 million in the three and nine months ended December 2022, respectively. The specified strategic business decisions resulted in a net tax benefit of $2.7 million and $15.0 million in the three and nine months ended December 2022, respectively.

(c) VF recognized noncash impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset of $421.9 million during the nine months ended December 2022. The impairment charges were driven by non-operating factors including higher interest rates and foreign currency fluctuations.

A noncash pension settlement charge of $91.8 million was recorded in the Other income (expense), net line item during the nine months ended December 2022. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company.

The impairment and pension settlement charges resulted in a net tax expense of $12.2 million and a net tax benefit of $60.2 million in the three and nine months ended December 2022, respectively.

(d) Tax item includes a $94.9 million discrete tax benefit recognized during the three and nine months ended December 2022 related to the Internal Revenue Service examinations for tax year 2017 and short-tax year 2018 resulting in a favorable adjustment to VF's transition tax liability under the Tax Cuts and Jobs Act.

(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share was calculated using 388,192,000 and 388,357,000 weighted average common shares for the three and nine months ended December 2022, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions, impairment, a pension settlement charge and a tax item. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)

	Three Months Ended December 2023				Nine Months Ended December 2023
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	(31)%	(19)%	(27)%	(28)%	(27)%	(13)%	(22)%	(24)%
% change constant currency*	(31)%	(23)%	(27)%	(29)%	(28)%	(17)%	(20)%	(25)%
The North Face®
% change	(24)%	0%	26%	(10)%	(9)%	13%	34%	4%
% change constant currency*	(24)%	(5)%	28%	(11)%	(9)%	8%	38%	3%
Timberland®
% change	(30)%	(11)%	(1)%	(21)%	(25)%	1%	6%	(13)%
% change constant currency*	(30)%	(16)%	1%	(22)%	(26)%	(5)%	10%	(14)%
Dickies®
% change	(11)%	(15)%	(45)%	(16)%	(14)%	11%	(38)%	(15)%
% change constant currency*	(11)%	(19)%	(45)%	(17)%	(14)%	5%	(36)%	(15)%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended December 2023		Nine Months Ended December 2023
	% Change	% Change Constant Currency*	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(24)%	(25)%	(17)%	(17)%
EMEA	(7)%	(12)%	2%	(3)%
APAC	2%	3%	5%	8%
Greater China	5%	7%	10%	14%
International	(5)%	(8)%	2%	0%
Global	(16)%	(17)%	(9)%	(10)%

	Three Months Ended December 2023		Nine Months Ended December 2023
	% Change	% Change Constant Currency*	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(26)%	(28)%	(12)%	(14)%
Direct-to-consumer	(8)%	(9)%	(5)%	(6)%
Digital	(13)%	(14)%	(9)%	(9)%

	As of December
	2023	2022
DTC Store Count
Total	1,271	1,282

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.

Contacts

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com